UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2018

MYOKARDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37609	44-5500552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Allerton Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Effective on April 4, 2018, the Board of Directors of MyoKardia, Inc. (the “Company”) appointed Taylor Harris as the Company’s chief financial officer.

Prior to joining the Company and from April 2016 to April 2017, Mr. Harris, age 42, served as Senior Vice President and Chief Financial Officer of Zeltiq Aesthetics, Inc., a public company that markets the CoolSculpting cryolipolysis procedure. During that time, he was responsible for the global finance, accounting, tax, treasury, investor relations, and information technology functions, as well as the company’s commercial operations, including customer service, product support, and inside sales. Zeltiq was acquired by Allergan plc in April 2017. Prior to Zeltiq, Mr. Harris served as Vice President and Chief Financial Officer at Thoratec Corporation, a public company that develops, manufactures, and markets proprietary medical devices used for mechanical circulatory support for the treatment of heart failure patients worldwide, from October 2012 until October 2015, when the company was acquired by St. Jude Medical, Inc. Mr. Harris joined Thoratec as its Senior Director of Investor Relations and Business Development in February 2010, in which capacity he was responsible for developing and executing the company’s investor relations strategy, as well as supporting the company’s strategic and business development activities. Prior to joining Thoratec, Mr. Harris worked at JPMorgan Chase & Co. for over a decade in several capacities, including as a Vice President in the firm’s Healthcare Investment Banking and Equity Research departments. Mr. Harris holds a B.A. in physics and economics from the University of North Carolina at Chapel Hill.

There are no understandings or arrangements between Mr. Harris and any other person pursuant to which he was appointed as chief financial officer of the Company, and Mr. Harris has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Mr. Harris has no family relationship with any director or executive officer of the Company.

The Company entered into an at-will employment offer letter agreement with Mr. Harris, dated March 26, 2018 (the “Employment Agreement”), pursuant to which Mr. Harris would become employed as Chief Financial Officer of the Company. A copy of the Employment Agreement is filed as Exhibit 10.1 to this report on Form 8-K. Effective on his start date of April 4, 2018 (the “Employment Start Date”), in his position as Chief Financial Officer, Mr. Harris is entitled to receive an annual base salary of $415,000 and is eligible to receive an annual performance bonus, with a target bonus amount of 40% of his annual base salary. Mr. Harris’ base salary is subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time.

Pursuant to the Employment Agreement, the Company agreed to grant Mr. Harris an option to purchase 100,000 shares of the Company’s common stock under the Company’s 2015 Stock Option and Incentive Plan (the “Plan”). 25% of the option shares will vest on the first anniversary of the Employment Start Date and the balance will vest in equal monthly installments over the next 36 months, subject to Mr. Harris’ continued service to the Company through each vesting date. Also pursuant to the Employment Agreement, the Company agreed to grant Mr. Harris Restricted Stock Units (“RSUs”) for 15,000 shares of the Company’s common stock under the Plan. 25% of the RSUs will vest on the first anniversary of the Employment Start Date and the balance will vest in equal annual installments over the next three years, subject to Mr. Harris’ continued service to the Company through each vesting date.

In addition, Mr. Harris is eligible to participate in the Company’s Change in Control Policy as in effect from time to time. In accordance with the policy’s terms, if Mr. Harris’ employment is terminated without Cause (as defined in the Plan) within one year after the closing of a Sale Event (as defined in the Plan), then, subject to his execution of a severance agreement and a general release of claims, Mr. Harris will receive the following benefits: (a) full acceleration of vesting of his outstanding equity awards under the Plan (as set forth in the Plan); (b) a lump sum equal to twelve months of his then-current base salary; (c) a lump sum equal to his then-current target bonus; and (d) if he is participating in the Company group health plan immediately prior to termination and elects COBRA, a monthly cash payment for twelve months equal to the Company’s monthly premium contribution.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Employment Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

(b)

On April 4, 2018, the Company’s Board of Directors also appointed Mr. Harris as the Company’s principal financial officer and principal accounting officer, replacing Jacob Bauer in these positions, and appointed Mr. Bauer as the Company’s Chief Business Officer.

Item 7.01	Regulation FD Disclosure

On April 4, 2018, the Company issued a press release announcing Mr. Harris’ appointment as chief financial officer of the Company. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Offer Letter by and between MyoKardia, Inc. and Taylor Harris, dated March 26, 2018

99.1	Press Release issued by MyoKardia, Inc. on April 4, 2018, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2018	MyoKardia, Inc.

	By:	/s/ Cynthia Ladd
Cynthia Ladd
General Counsel